Exhibit 99

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-K.

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	2

Financial Highlights
(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2020	12/31/2019	12/31/2020	12/31/2019
Operating Information
Number of Communities			124	122
Number of Sites			23,433	23,088
Rental and Related Income	$37,577	$33,631	$143,344	$128,611
Community Operating Expenses	$15,984	$15,822	$63,175	$61,708
Community NOI	$21,593	$17,809	$80,169	$66,903
Expense Ratio	42.5%	47.0%	44.1%	48.0%
Sales of Manufactured Homes	$5,252	$4,113	$20,265	$17,980
Number of Homes Sold	71	69	323	299
Number of Rentals Added	174	114	858	882
Net Income (1)	$23,245	$3,531	$5,055	$27,750
Net Income (Loss) Attributable to Common Shareholders (1)(2)	$15,591	$(3,433)	$(29,759)	$2,566
Adjusted EBITDA	$21,305	$18,460	$79,450	$67,681
FFO Attributable to Common Shareholders	$8,544	$7,006	$26,283	$24,573
Normalized FFO Attributable to Common Shareholders	$8,544	$7,059	$29,154	$25,207

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	41,754	40,929	41,395	39,909
Diluted	42,390	40,929	41,395	40,203
Net Income (Loss) Attributable to Common
Shareholders per Share (1)(2)
Basic	$0.38	$(0.08)	$(0.72)	$0.07
Diluted	$0.38	$(0.08)	$(0.72)	$0.06
FFO per Share(2) – Basic and Diluted	$0.20	$0.17	$0.63	$0.61
Normalized FFO per Share – Basic and Diluted	$0.20	$0.17	$0.70	$0.63
Dividends per Common Share	$0.18	$0.18	$0.72	$0.72

Balance Sheet
Total Assets			$1,087,214	$1,025,453
Total Liabilities			$585,406	$479,114

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs			$566,288	$457,344
Equity Market Capitalization			$620,819	$646,976
Series B Preferred Stock			$-0-	$95,030
Series C Preferred Stock			$247,100	$243,750
Series D Preferred Stock			$160,854	$66,268
Total Market Capitalization			$1,585,061	$1,509,368

(1)	Includes increase (decrease) in fair value of marketable securities.
(2)	Includes charge associated with redemption of preferred stock.

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	3

Consolidated Balance Sheets

(in thousands except per share amounts)

	December 31,	December 31,
	2020	2019
ASSETS
Investment Property and Equipment
Land	$73,704	$72,459
Site and Land Improvements	656,721	618,041
Buildings and Improvements	28,153	27,380
Rental Homes and Accessories	349,905	297,401
Total Investment Property	1,108,483	1,015,281
Equipment and Vehicles	22,572	21,145
Total Investment Property and Equipment	1,131,055	1,036,426
Accumulated Depreciation	(272,823)	(232,783)
Net Investment Property and Equipment	858,232	803,643

Other Assets
Cash and Cash Equivalents	15,336	12,902
Marketable Securities at Fair Value	103,172	116,186
Inventory of Manufactured Homes	25,450	31,967
Notes and Other Receivables, net	46,414	37,995
Prepaid Expenses and Other Assets	17,785	10,762
Land Development Costs	20,825	11,998
Total Other Assets	228,982	221,810

TOTAL ASSETS	$1,087,214	$1,025,453

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of Unamortized Debt Issuance Costs	$469,279	$373,658
Other Liabilities
Accounts Payable	4,390	4,572
Loans Payable, net of Unamortized Debt Issuance Costs	87,009	83,686
Accrued Liabilities and Deposits	17,295	10,575
Tenant Security Deposits	7,433	6,623
Total Other Liabilities	116,127	105,456
Total Liabilities	585,406	479,114

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series B - 8.0% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 4,000 shares authorized; 3,801 shares issued and outstanding as of December 31, 2019	-0-	95,030
Series C - 6.75% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 13,750 shares authorized; 9,884 and 9,750 issued and outstanding as of December 31, 2020 and 2019, respectively	247,100	243,750
Series D - 6.375% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 9,300 and 6,000 shares authorized; 6,434 and 2,651 shares issued and outstanding as of December 31, 2020 and 2019, respectively	160,854	66,268
Common Stock – $0.10 par value per share: 140,364 and 123,664 shares authorized; 41,919 and 41,130 shares issued and outstanding as of December 31, 2020 and 2019, respectively	4,192	4,113
Excess Stock – $0.10 par value per share: 3,000 shares authorized; no shares issued or outstanding as of December 31, 2020 and 2019	-0-	-0-
Additional Paid-In Capital	115,026	162,542
Undistributed Income (Accumulated Deficit)	(25,364)	(25,364)
Total Shareholders’ Equity	501,808	546,339

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,087,214	$1,025,453

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	4

Consolidated Statements of Income (Loss)
(in thousands)

	(unaudited) Three Months Ended		Twelve Months Ended
	12/31/2020	12/31/2019	12/31/2020	12/31/2019
INCOME:
Rental and Related Income	$37,577	$33,631	$143,344	$128,611
Sales of Manufactured Homes	5,252	4,113	20,265	17,980
TOTAL INCOME	42,829	37,744	163,609	146,591

EXPENSES:
Community Operating Expenses	15,984	15,822	63,175	61,708
Cost of Sales of Manufactured Homes	3,704	2,821	14,417	12,938
Selling Expenses	1,184	1,276	4,941	5,079
General and Administrative Expenses	2,794	2,136	11,056	10,046
Depreciation Expense	10,716	9,801	41,707	36,811
TOTAL EXPENSES	34,382	31,856	135,296	126,582

OTHER INCOME (EXPENSE):
Interest Income	773	832	2,917	2,619
Dividend Income	1,248	1,801	5,729	7,535
Increase (Decrease) in Fair Value of Marketable Securities	17,802	(563)	(14,119)	14,915
Other Income	157	164	718	588
Interest Expense	(5,143)	(4,516)	(18,287)	(17,805)
TOTAL OTHER INCOME (EXPENSE)	14,837	(2,282)	(23,042)	7,852

Income before Loss on Sales of Investment Property and Equipment	23,284	3,606	5,271	27,861
Loss on Sales of Investment Property and Equipment	(39)	(75)	(216)	(111)
NET INCOME	23,245	3,531	5,055	27,750

Less: Preferred Dividends	(7,654)	(6,964)	(31,943)	(25,184)
Less: Redemption of Preferred Stock	-0-	-0-	(2,871)	-0-

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$15,591	$(3,433)	$(29,759)	$2,566

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	5

Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended
	12/31/2020	12/31/2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$5,055	$27,750
Non-Cash Items Included in Net Income:
Depreciation	41,707	36,811
Amortization of Financing Costs	1,027	758
Stock Compensation Expense	1,327	1,939
Provision for Uncollectible Notes and Other Receivables	1,546	1,408
(Increase) Decrease in Fair Value of Marketable Securities	14,119	(14,915)
Loss on Sales of Investment Property and Equipment	216	111
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	6,517	(8,264)
Notes and Other Receivables, net of Notes Acquired with Acquisitions	(9,965)	(7,909)
Prepaid Expenses and Other Assets	140	(3,817)
Accounts Payable	(182)	699
Accrued Liabilities and Deposits	6,720	3,164
Tenant Security Deposits	810	781
Net Cash Provided by Operating Activities	69,037	38,516

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities, net of Mortgages Assumed	(7,790)	(38,799)
Purchase of Investment Property and Equipment	(76,761)	(64,535)
Proceeds from Sales of Investment Property and Equipment	2,657	2,745
Additions to Land Development Costs	(20,771)	(20,086)
Purchase of Marketable Securities	(1,105)	(1,800)
Proceeds from Sales/Redemption of Marketable Securities	-0-	125
Net Cash Used in Investing Activities	(103,770)	(122,350)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages, net of Mortgages Assumed	105,984	44,850
Net Proceeds (Payments) from Short Term Borrowings	3,309	(24,373)
Principal Payments of Mortgages and Loans	(9,313)	(21,624)
Financing Costs on Debt	(4,737)	(752)
Proceeds from Issuance of Preferred Stock, net of Offering Costs	-0-	96,688
Proceeds from At-The-Market Preferred Equity Program, net of Offering Costs	96,141	15,931
Redemption of 8.0% Series B Preferred Stock	(95,017)	-0-
Proceeds from At-The-Market Common Equity Program, net of Offering Costs	1,743	-0-
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	6,003	23,796
Repurchase of Preferred Stock	(12)	-0-
Repurchase of Common Stock	(1,830)	(237)
Proceeds from Exercise of Stock Options	659	2,603
Preferred Dividends Paid	(31,943)	(25,709)
Common Dividends Paid, net of Dividend Reinvestments	(26,657)	(21,120)
Net Cash Provided by Financing Activities	44,330	90,053

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	9,597	6,219
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	18,996	12,777
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$28,593	18,996

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	6

Reconciliation of Net Income to Adjusted EBITDA and Net Income (Loss) Attributable
to Common Shareholders to FFO and Normalized FFO
(in thousands except footnotes) (unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2020	12/31/2019	12/31/2020	12/31/2019
Reconciliation of Net Income to Adjusted EBITDA

Net Income	$23,245	$3,531	$5,055	$27,750
Interest Expense	5,143	4,516	18,287	17,805
Franchise Taxes	3	49	282	230
Depreciation Expense	10,716	9,801	41,707	36,811
(Increase) Decrease in Fair Value of Marketable Securities	(17,802)	563	14,119	(14,915)

Adjusted EBITDA	$21,305	$18,460	$79,450	$67,681

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Funds from Operations

Net Income (Loss) Attributable to Common Shareholders	$15,591	$(3,433)	$(29,759)	$2,566
Depreciation Expense	10,716	9,801	41,707	36,811
Loss on Sales of Property and Equipment	39	75	216	111
(Increase) Decrease in Fair Value of Marketable Securities	(17,802)	563	14,119	(14,915)

Funds from Operations (“FFO”)	8,544	7,006	26,283	24,573

Adjustments:
Redemption of Preferred Stock	-0-	-0-	2,871	-0-
Non-Recurring Expenses (1)	-0-	53	-0-	634

Normalized Funds from Operations (“Normalized FFO”)	$8,544	$7,059	$29,154	$25,207

(1) Consists of utility billing dispute over a prior 10-year period ($0 and $375,000), emergency windstorm tree removal expenses ($53,000 and $179,000) and costs associated with acquisitions not completed ($0 and $80,000) for the three and twelve months ended December 31, 2019, respectively.

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios
(in thousands except per share amounts) (unaudited)

	Twelve Months Ended
	12/31/2020		12/31/2019
Shares Outstanding	41,919		41,130
Market Price Per Share	$14.81		$15.73
Equity Market Capitalization	$620,819		$646,976
Total Debt	556,288		457,344
Preferred	407,954		405,048
Total Market Capitalization	$1,585,061		$1,509,368

Total Debt	$556,288		$457,344
Less: Cash and Cash Equivalents	(15,336)		(12,902)
Net Debt	540,952		444,442
Less: Marketable Securities at Fair Value (“Securities”)	(103,172)		(116,186)
Net Debt Less Securities	$437,780		$328,256

Interest Expense	$18,287		$17,805
Capitalized Interest	1,253		1,498
Preferred Dividends	31,943		25,184
Total Fixed Charges	$51,483		$44,487

Adjusted EBITDA	$79,450		$67,681

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	34.1%		29.4%

Net Debt Plus Preferred / Total Market Capitalization	59.9%		56.3%

Net Debt Less Securities / Total Market Capitalization	27.6%		21.7%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	53.4%		48.6%

Interest Coverage	4.1	x	3.5	x

Fixed Charge Coverage	1.5	x	1.5	x

Net Debt / Adjusted EBITDA	6.8	x	6.6	x

Net Debt Less Securities / Adjusted EBITDA	5.5	x	4.9	x

Net Debt Plus Preferred / Adjusted EBITDA	11.9	x	12.6	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA	10.6	x	10.8	x

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	8

Debt Analysis

(in thousands) (unaudited)

	Twelve Months Ended
	12/31/2020	12/31/2019
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$476,390	$377,045
Unamortized Debt Issuance Costs	(7,111)	(3,387)
Mortgages, Net of Unamortized Debt Issuance Costs	$469,279	$373,658
Loans Payable:
Unsecured Line of Credit	$45,000	$15,000
Other Loans Payable	42,353	69,044
Total Loans Before Unamortized Debt Issuance Costs	87,353	84,044
Unamortized Debt Issuance Costs	(344)	(358)
Loans, Net of Unamortized Debt Issuance Costs	$87,009	$83,686

Total Debt, Net of Unamortized Debt Issuance Costs	$556,288	$457,344

% Fixed/Floating
Fixed	84.6%	82.2%
Floating	15.4%	17.8%
Total	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	3.81%	4.14%
Loans Payable	2.12%	3.69%
Total Average	3.55%	4.06%

Weighted Average Maturity (Years)
Mortgages Payable	6.0	6.0

(1)	Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	9

Debt Maturity

(in thousands) (unaudited)

As of 12/31/20:
Fiscal Year Ended	Mortgages	Loans		Total	% of Total
2021	$2,077	$30,782		$32,859	5.8%
2022	19,386	56,491	(1)	75,877	13.5%
2023	65,240	80		65,320	11.6%
2024	-0-	-0-		-0-	0.0%
2025	131,760	-0-		131,760	23.4%
Thereafter	257,927	-0-		257,927	45.8%

Total Debt Before Unamortized
Debt Issuance Cost	476,390	87,353		563,743	100.0%

Unamortized Debt Issuance Cost	(7,111)	(344)		(7,455)

Total Debt, Net of Unamortized
Debt Issuance Costs	$469,279	$87,009		$556,288

(1) Includes $45 million balance outstanding on the Company’s Line of Credit due November 2022, with an additional one-year option.

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	10

Securities Portfolio Performance

(in thousands)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain on Sale of Securities	Net Realized Gain on Sale of Securities & Dividend Income
2010	$28,757	$1,763	$2,028	$3,791
2011	43,298	2,512	2,693	5,205
2012	57,325	3,244	4,093	7,337
2013	59,255	3,481	4,056	7,537
2014	63,556	4,066	1,543	5,609
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020	103,172	5,729	-0-	5,729

		$57,867	$18,669	$76,536

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	11

Property Summary and Snapshot

(unaudited)

	12/31/2020	12/31/2019	% Change

Communities	124	122	1.6%
Developed Sites	23,433	23,088	1.5%
Occupied	19,920	18,936	5.2%
Occupancy %	85.0%	82.0%	300 bps
Total Rentals	8,252	7,394	11.6%
Occupied Rentals	7,810	6,821	14.5%
Rental Occupancy %	94.6%	92.3%	230 bps
Monthly Rent Per Site	$461	$447	3.1%
Monthly Rent Per Home Rental Including Site	$790	$765	3.3%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)

Indiana	14	1,105	880	225	3,998	3,393	84.9%	$415	1,666	1,543	92.6%	$787
Maryland	1	77	10	67	62	61	98.4%	$531	-0-	-0-	N/A	N/A
Michigan	3	153	153	-0-	740	623	84.2%	$450	262	243	92.7%	$782
New Jersey	4	349	187	162	1,006	961	95.5%	$652	46	43	93.5%	$966
New York	8	674	348	326	1,339	1,143	85.4%	$551	433	418	96.5%	$915
Ohio	36	1,781	1,328	453	6,727	5,559	82.6%	$417	2,420	2,304	95.2%	$742
Pennsylvania	51	2,180	1,822	358	7,785	6,551	84.1%	$478	2,584	2,468	95.5%	$808
Tennessee	7	539	293	246	1,776	1,629	91.7%	$464	841	791	94.1%	$813
Total as of December 31, 2020	124	6,858	5,021	1,837	23,433	19,920	85.0%	$461	8,252	7,810	94.6%	$790

Acquisitions (3)	2	57	57	-0-	337	142	42.1%	$185	68	49	72.1%	$532
Grand Total	126	6,915	5,078	1,837	23,770	20,062	84.4%	$459	8,320	7,859	94.5%	$789

(1)	Total and Vacant Acreage of 220 for the Mountain View Estates property is included in the above summary.
(2)	Includes home and site rent charges.
(3)	Acquisition of two communities completed January 2021.

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	12

Same Property Statistics

(dollars in thousands except footnotes) (unaudited)

	For Three Months Ended				For Twelve Months Ended
	12/31/2020	12/31/2019	Change	% Change	12/31/2020	12/31/2019	Change	% Change
Community Net Operating Income

Rental and Related
Income	$35,512	$32,187	$3,325	10.3%	$136,552	$125,935	$10,617	8.4%
Community Operating
Expenses (1)	14,111	14,380	(269)	(1.9%)	57,137	57,114	23	0.0%

Community NOI	$21,401	$17,807	$3,594	20.2%	$79,415	$68,821	$10,594	15.4%

	As of
	12/31/2020	12/31/2019	Change

Total Sites	21,530	21,503	0.1%
Occupied Sites	18,698	17,980	718 sites, 4.0%
Occupancy %	86.8%	83.6%	320 bps
Number of Properties	118	118	N/A
Total Rentals	7,927	7,189	10.3%
Occupied Rentals	7,511	6,671	12.6%
Rental Occupancy	94.8%	92.8%	200 bps
Monthly Rent Per Site	$464	$449	3.3%
Monthly Rent Per Home Including Site	$790	$765	3.3%

Same Property includes all properties owned as of January 1, 2019, with the exception of Memphis Blues.

(1) Excludes a one-time settlement of a utility billing dispute of $0 and $375,000 over a prior ten-year period and emergency windstorm tree removal costs of $53,000 and $179,000 for the three and twelve months ended December 31, 2019, respectively.

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	13

Acquisition Summary

(dollars in thousands)

At Acquisition:
Year of Acquisition	Number of Communities	Sites	Occupied Sites	Occupancy %	Purchase Price	Price Per Site	Total Acres
2018	6	1,615	1,271	79%	$59,093	$37	494
2019	4	1,495	935	62%	$56,237	$38	247
2020	2	310	197	64%	$7,840	$25	48
2021	2	337	142	42%	$8,000	$24	57

Property Portfolio

Marcellus & Utica Shale Region
Acquired Prior to 2020: 122 Communities and 23,200 sites
Acquired in 2020: 2 Communities and 300 sites
Acquired in 2021: 2 Communities and 300 sites
220 acres to be developed into a manufactured home community

Communities
Total - 126
South Carolina 1%
Alabama 1%
Maryland 1%
Michigan 3%
New Jersey 4%
New York 5%
Tennessee 7%
Pennsylvania 33%
Ohio 28%
Indiana 17%
23,800 Sites

Acreage
Total - 6,915
Developed 2,657 38%
Developed 2,421 35%
Vacant 792 12%
Vacant 1,045 15%
Marcellus & Utica Shale Acreage
74 Communities and 11,500 Sites
Non Marcellus & Utica Share Acreage

2020 Acquisitions
Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Camelot Woods	July 24, 2020	PA	147	$3,340	27	56%
Lake Erie Estates	September 21, 2020	NY	163	4,500	21	71%
Total 2020			310	$7,840	48	64%

2021 Acquisitions
Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Deer Run	January 8, 2021	AL	195	$4,600	33	37%
Iris Winds	January 21, 2021	SC	142	3,400	24	49%
Total 2021 to Date			337	$8,000	57	42%

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and costs associated with the redemption of preferred stock. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for gains and losses realized on marketable securities investments and certain one-time charges. Community NOI and Same Property NOI provide a measure of rental operations and do not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the change in the fair value of marketable securities from our FFO calculation. Prior to the adoption of the FFO White Paper – 2018 Restatement, we utilized Core Funds from Operations (Core FFO), which we defined as FFO, excluding the change in the fair value of marketable securities. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding gains and losses realized on marketable securities investments and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 42.4 million and 41.7 million shares for the three and twelve months ended December 31, 2020, respectively, and 41.4 million and 40.2 million for the three and twelve months ended December 31, 2019, respectively. Common stock equivalents resulting from stock options in the amount of 636,000 and 350,000 shares for the three and twelve months ended December 31, 2020, respectively, and 456,000 and 294,000 shares for the three and twelve months ended December 31, 2019, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents for the twelve months ended December 31, 2020, and for the three months ended December 31,2019 were excluded from the computation of the Diluted Net Income (Loss) per Share as their effect would be anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2019, with the exception of Memphis Blues.

Adjusted EBITDA is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, and the change in the fair value of marketable securities.

Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO should not be considered as substitutes for net loss applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	15

Press Release Dated March 10, 2021

FOR IMMEDIATE RELEASE	March 10, 2021
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE YEAR ENDED AND THE FOURTH

QUARTER ENDED DECEMBER 31, 2020

FREEHOLD, NJ, March 10, 2021........ UMH Properties, Inc. (NYSE:UMH) reported Total Income of $163.6 million for the year ended December 31, 2020 as compared to $146.6 million for the year ended December 31, 2019, representing an increase of 12%. Total Income for the quarter ended December 31, 2020 was $42.8 million as compared to $37.7 million for the quarter ended December 31, 2019, representing an increase of 13%. Net Income (Loss) Attributable to Common Shareholders amounted to a loss $29.8 million or $0.72 per diluted share for the year ended December 31, 2020 as compared to income of $2.6 million or $0.06 per diluted share for the year ended December 31, 2019. Net Income (Loss) Attributable to Common Shareholders amounted to income of $15.6 million or $0.38 per diluted share for the quarter ended December 31, 2020 as compared to a loss of $3.4 million or $0.08 per diluted share for the quarter ended December 31, 2019.

Funds from Operations Attributable to Common Shareholders (“FFO”) was $26.3 million or $0.63 per diluted share for the year ended December 31, 2020 as compared to $24.6 million or $0.61 per diluted share for the year ended December 31, 2019. FFO was $8.5 million or $0.20 per diluted share for the quarter ended December 31, 2020 as compared to $7.0 million or $0.17 per diluted share for the quarter ended December 31, 2019. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $29.2 million or $0.70 per diluted share for the year ended December 31, 2020, as compared to $25.2 million or $0.63 per diluted share for the year ended December 31, 2019. Normalized FFO was $8.5 million or $0.20 per diluted share for the quarter ended December 31, 2020, as compared to $7.1 million or $0.17 per diluted share for the quarter ended December 31, 2019.

A summary of significant financial information for the three and twelve months ended December 31, 2020 and 2019 is as follows (in thousands except per share amounts):

	For the Three Months Ended
	December 31,
	2020	2019

Total Income	$42,829	$37,744
Total Expenses	$34,382	$31,856
Increase (Decrease) in Fair Value of Marketable Securities	$17,802	$(563)
Net Income (Loss) Attributable to Common Shareholders	$15,591	$(3,433)
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$0.38	$(0.08)
FFO (1)	$8,544	$7,006
FFO (1) per Diluted Common Share	$0.20	$0.17
Normalized FFO (1)	$8,544	$7,059
Normalized FFO (1) per Diluted Common Share	$0.20	$0.17
Weighted Average Shares Outstanding	42,390	40,929

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	16

	For the Twelve Months Ended
	December 31,
	2020	2019

Total Income	$163,609	$146,591
Total Expenses	$135,296	$126,582
Increase (Decrease) in Fair Value of Marketable Securities	$(14,119)	$14,915
Net Income (Loss) Attributable to Common Shareholders	$(29,759)	$2,566
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$(0.72)	$0.06
FFO (1)	$26,283	$24,573
FFO (1) per Diluted Common Share	$0.63	$0.61
Normalized FFO (1)	$29,154	$25,207
Normalized FFO (1) per Diluted Common Share	$0.70	$0.63
Weighted Average Shares Outstanding	41,395	40,203

A summary of significant balance sheet information as of December 31, 2020 and 2019 is as follows (in thousands):

	December 31, 2020	December 31, 2019

Gross Real Estate Investments	$1,108,483	$1,015,281
Marketable Securities at Fair Value	$103,172	$116,186
Total Assets	$1,087,214	$1,025,453
Mortgages Payable, net	$469,279	$373,658
Loans Payable, net	$87,009	$83,686
Total Shareholders’ Equity	$501,808	$546,339

Samuel A. Landy, President and CEO, commented on the 2020 results.

“2020 will be viewed as a transformational year for UMH Properties. Despite the uncertainties caused by COVID-19, we were able to generate exceptional results on all fronts. Our accomplishments during the year include:

●	Increased Rental and Related Income by 11%;
●	Increased Community Net Operating Income (“NOI”) by 20%;
●	Increased Normalized Funds from Operations (“Normalized FFO”) by 16% and Normalized FFO per share by 11%;
●	Improved our Operating Expense ratio by 390 basis points to 44.1%;
●	Increased Same Property NOI by 15%;
●	Increased Same Property Occupancy by 718 sites from 83.6% to 86.8% or 320 basis points;
●	Increased our rental home portfolio by 858 homes to approximately 8,300 total rental homes, representing an increase of 12%;
●	Increased rental home occupancy by 230 basis points from 92.3% to 94.6%;
●	Increased Sales of Manufactured Homes by 13%;
●	Acquired two communities containing approximately 310 homesites for a total cost of approximately $7.8 million;
●	Completed the financing of 28 unencumbered communities with Fannie Mae for proceeds of approximately $106 million, with a maturity of 10 years and a 30-year amortization at a fixed rate of 2.62%;

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	17

●	Issued and sold approximately 135,000 shares of Common Stock through an At-the-Market Sale Program for our Common Stock at a weighted average price of $14.60 per share, generating gross proceeds of $2.0 million and net proceeds of $1.7 million, after offering expenses;
●	Issued and sold, through At-the-Market Sale Programs for our Preferred Stock, 134,000 shares of Series C Preferred Stock at a weighted average price of $24.96 per share and 3.8 million shares of Series D Preferred Stock at a weighted average price of $24.98 per share, generating total gross proceeds of $97.8 million and total net proceeds of $96.1 million, after offering expenses;
●	Redeemed all 3.8 million issued and outstanding shares of our 8.0% Series B Cumulative Redeemable Preferred Stock for $96.1 million with proceeds from our 2.62% Fannie Mae financing, resulting in a savings of over $5 million annually;
●	Reduced the weighted average interest rate on our mortgages payable from 4.1% to 3.8% year over year;
●	Subsequent to year end, issued and sold 768,000 additional shares of Series D Preferred Stock at a weighted average price of $24.80 per share through our At-the-Market Sale Program for our Preferred Stock, generating gross proceeds of $19.1 million and net proceeds of $18.8 million, after offering expenses;
●	Subsequent to year end, acquired two communities containing approximately 340 homesites for a total cost of approximately $8.0 million; and
●	Subsequent to year end, raised our dividend by 5.5% to an annualized rate of $0.76 per share.”

“2020 was a challenging year in all respects, but our team produced results that we are very proud of. Most importantly, our rent collections remained stable and at pre-pandemic levels and we were able to maintain rental home occupancy rates of 94.5% or greater. We increased rental and related income by 11% and community NOI by 20%.”

“The pandemic increased demand for housing in our communities. We increased our rental home portfolio by 858 homes. Home sales also improved by 13% year over year and generated a sales profit of approximately $770,000. These results were achieved while reducing our operating expense ratio from 48.0% to 44.1%. All of these operating metrics drove a same-property occupancy increase of 320 basis points to 86.8% and same property NOI growth of 15%.”

“We also made progress on the financing front. We completed the financing of 28 unencumbered communities generating proceeds of $106 million at an interest rate of 2.62%. This capital was used to redeem $96 million of 8% Series B Preferred Stock. This recapitalization resulted in savings of $5 million or $0.11 per share annually. We anticipate being able to accomplish similar feats in 2022 and 2023 when over $400 million of preferred stock is callable. Our ability to recapitalize the company with low cost debt, equity or preferred will be a significant catalyst for the company moving forward.”

“During the year, we acquired two communities containing approximately 310 developed homesites for an aggregate cost of $7.8 million. These communities are located in our existing markets which exhibit favorable demographics. Subsequent to year end, we acquired one community in Alabama and one community in South Carolina for a purchase price of approximately $8 million. They contain 337 developed homesites.”

“UMH continues to build upon the foundation that we have laid over the past few years. These results allowed us to confidently raise our dividend by 5.5%. to $0.76 per share. We look forward to continuing to execute on our business plan and building long-term value for our dedicated shareholders.”

UMH Properties, Inc. will host its Fourth Quarter and Year Ended December 31, 2020 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Thursday, March 11, 2021 at 10:00 a.m. Eastern Time.

The Company’s fourth quarter and year ended December 31, 2020 financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financials” section.

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	18

To participate in the webcast, select the microphone icon found on the homepage www.umh.reit to access the call. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Thursday, March 11, 2021. It will be available until May 1, 2021, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10151272. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 126 manufactured home communities containing approximately 23,800 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan, Maryland, Alabama and South Carolina. In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the change in the fair value of marketable securities from our FFO calculation. Prior to the adoption of the FFO White Paper – 2018 Restatement, we utilized Core Funds from Operations (Core FFO), which we defined as FFO, excluding the change in the fair value of marketable securities. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO, excluding gains and losses realized on marketable securities investments and certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	19

The reconciliation of the Company’s U.S. GAAP net income (loss) to the Company’s FFO and Normalized FFO for the three and twelve months ended December 31, 2020 and 2019 are calculated as follows (in thousands except footnotes):

	Three Months Ended		Twelve Months Ended
	12/31/20	12/31/19	12/31/20	12/31/19
Net Income (Loss) Attributable to Common Shareholders	$15,591	$(3,433)	$(29,759)	$2,566
Depreciation Expense	10,716	9,801	41,707	36,811
Loss on Sales of Property and Equipment	39	75	216	111
(Increase) Decrease in Fair Value of Marketable Securities	(17,802)	563	14,119	(14,915)
FFO Attributable to Common Shareholders	8,544	7,006	26,283	24,573
Redemption of Preferred Stock	-0-	-0-	2,871	-0-
Non-Recurring Other Expense (2)	-0-	53	-0-	634
Normalized FFO Attributable to Common Shareholders	$8,544	$7,059	$29,154	$25,207

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 42.4 million and 41.7 million shares for the three and twelve months ended December 31, 2020, respectively, and 41.4 million and 40.2 million shares for the three and twelve months ended December 31, 2019, respectively. Common stock equivalents resulting from stock options in the amount of 636,000 and 350,000 shares for the three and twelve months ended December 31, 2020, respectively, and 456,000 and 294,000 shares for the three and twelve months ended December 31, 2019, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents for the twelve months ended December 31, 2020 and three months ended December 31, 2019 were excluded from the computation of the Diluted Net Income (Loss) per Share as their effect would be anti-dilutive.

The following are the cash flows provided (used) by operating, investing and financing activities for the twelve months ended December 31, 2020 and 2019 (in thousands):

	2020	2019
Operating Activities	$69,037	$38,516
Investing Activities	(103,770)	(122,350)
Financing Activities	44,330	90,053

(2)	Consists of utility billing dispute over a prior 10-year period ($0 and $375,000), emergency windstorm tree removal expenses in three communities ($53,000 and $179,000) and costs associated with acquisitions not completed ($0 and $80,000) for the three and twelve months ended December 31, 2019, respectively.

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UMH Properties, Inc. | Fourth Quarter FY 2020 Supplemental Information	20